As filed with the Securities and Exchange Commission on June 26, 2009

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

Clean Energy Fuels Corp.

(Exact name of registrant as specified in its charter)

Delaware	33-0968580
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3020 Old Ranch Parkway, Suite 400

Seal Beach, California 90740

(562) 493-2804

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Andrew J. Littlefair

President and Chief Executive Officer

Clean Energy Fuel Corp.

3020 Old Ranch Parkway, Suite 400

Seal Beach, California 90740

(562) 493-2804

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bruce A. Mann, Esq.

Andrew D. Thorpe, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Telephone:  (415) 268-7000

Fax:  (415) 268-7522

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-152306

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Offering Price	Aggregate Offering	Registration
Securities To Be Registered	per Share	Price	Fee(2)
Common Stock, par value $0.0001 per share (1)		$8,024,690	$448	(3)

(1)         Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)         Calculated pursuant to Rule 457(o) under the Securities Act.

(3)         No payment of registration fee is being transmitted in connection with the filing of this Registration Statement.  Rather, $448 of the registration fee for this Registration Statement is being offset, pursuant to Rule 457(p) under the Securities Act, by the registration fees paid in connection with unsold securities registered by the Registrant under Registration Statement No. 333-137124 (initially filed on September 6, 2006).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3.

This Registration Statement relates to the shelf registration statement on Form S-3 (File Number 333-152306) (the “Prior Registration Statement”) declared effective on July 29, 2008 by the Commission, and is being filed for the purpose of registering up to $8,024,690 additional aggregate dollar amount of shares of the Registrant’s Common Stock, par value $0.0001 per share.  The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.  The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seal Beach, State of California, on this 26th day of June, 2009.

CLEAN ENERGY FUELS CORP.

By:	/s/ RICHARD R. WHEELER
Richard R. Wheeler
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

	NAME	TITLE	DATE

	***	Director, Chief Executive Officer and President (Principal	June 26, 2009
	Andrew J. Littlefair	Executive Officer)

	/s/ RICHARD R. WHEELER	Chief Financial Officer (Principal Financial Officer and	June 26, 2009
	Richard R. Wheeler	Principal Accounting Officer)

	***	Director and Chairman of the Board	June 26, 2009
Warren I. Mitchell

	***	Director	June 26, 2009
John S. Herrington

	***	Director	June 26, 2009
James C. Miller III

	***	Director	June 26, 2009
Boone Pickens

	***	Director	June 26, 2009
Kenneth M. Socha

	***	Director	June 26, 2009
Vincent C. Taormina

***
By:	/s/ RICHARD R. WHEELER
	Richard R. Wheeler		June 26, 2009
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of the Document
5.1	Opinion of Morrison & Foerster LLP
23.1	Consent of Independent Registered Public Accounting Firm KPMG LLP
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
24.1*	Power of Attorney

*                                         Previously filed as Exhibit 24.1 to the Registration Statement on Form S-3 (File No. 333-152306), which was declared effective by the Securities and Exchange Commission on July 29, 2008, and incorporated by reference herein.